AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TRIST HOLDINGS, INC.,

Z&Z MERGER CORPORATION

AND

Z&Z MEDICAL HOLDINGS, INC.

Dated as of March 26, 2010

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (“Agreement”) made this 26th day of March, 2010 is entered into by and among Trist Holdings, Inc., a Delaware corporation (“Trist”), Z&Z Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Trist (“MergerCo”), and Z&Z Medical Holdings, Inc., a Delaware corporation (“Z&Z”).  Trist, MergerCo and Z&Z are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

A. The Parties intend to effect the acquisition of Z&Z by Trist through the statutory merger of MergerCo with and into Z&Z in accordance with this Agreement and the DGCL, upon the consummation of which MergerCo will cease to exist as a separate entity and Z&Z will survive as a wholly-owned subsidiary of Trist.  The Parties intend this transaction to be treated as a reorganization under Section 386(a) of the Code.

B. The respective Boards of Directors of each of the Parties have (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable and in the best interests of their respective stockholders, and (ii) adopted this Agreement and the transactions contemplated hereby.

C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

Agreement:

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Certain Definitions.  The following terms used herein, as used in this Agreement, shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Benefit Plan” means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which a Party to this Agreement currently has an obligation to provide benefits to any current or former employee, contractor, consultant, officer or director of such Party.

“DGCL” means the Delaware General Corporation Law of the State of Delaware.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which a Person is a party or by or to which any of the properties or assets of such Person may be bound, subject or affected (including without limitation notes or other instruments payable to such Person).

“Control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Effective Time” means the date and time the Merger becomes effective as specified in the Certificate of Merger or as otherwise provided in accordance with the DGCL.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means a number equal to: the quotient of X divided by Y, where X is the number of shares of Trist Super-Voting Common Stock constituting the Merger Consideration, and Y is the number of shares of Fully Diluted Z&Z Common Stock, as adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Trist Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Trist Common Stock occurring on or after the date hereof and prior to the Effective Time.

“Europa” means Europa International, Inc.

“Fully-Diluted Z&Z Common Stock” means those shares of Z&Z Common Stock (a) issued and outstanding at the Closing Date; (b) issuable upon the exercise of all options to purchase Z&Z Common Stock issued and outstanding at the Closing Date; and (c) issuable upon the exercise of all warrants to purchase Z&Z Common Stock issued and outstanding at the Closing Date.

“GAAP” means generally accepted accounting principles as applied in the United States of America.

“Governmental Entity” means any national, state, municipal, or other government or any court, administrative or regulatory agency or organization (including without limitation, any self-regulatory organization), or commission or other governmental authority or agency, domestic or foreign, including without limitation, FINRA and the NASDAQ Stock Market.

“Intellectual Property” means any and all United States and foreign: (i) patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein and all improvements to the inventions disclosed in each such registration or application, (ii) trademarks, service marks, trade dress, trade names and corporate names, whether or not registered, including but not limited to all common law rights, and registrations and applications for registration thereof, (iii) copyrights (including but not limited to copyrights on designs) (registered or otherwise) and registrations and applications for registration thereof, (iv) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (v) trade secrets and confidential technical and business information (including but not limited to formulas, compositions, and inventions reduced to practice, whether or not patentable), (vi) confidential technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) any right arising under any law providing protection to industrial or other designs, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (ix) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

“KOM” means KOM Capital Management, LLC and/or its assignees.

“Licenses” means all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by a Governmental Entity, and applications therefor.

“Liens” mean all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

 “Material Adverse Effect” means, when used in respect to Z&Z or Trist, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its Subsidiaries taken as a whole.

“Merger” means the merger of MergerCo with and into Z&Z pursuant to this Agreement and the DGCL.

“MergerCo Common Stock” means the Common Stock of MergerCo.

“Merger Consideration” means 108,695,707 shares of Trist Super-Voting Common Stock, of which 91,581,633 shall be issued as of the Effective Time, and 17,114,074 shall be reserved for issuance upon (i) the exercise of all options to purchase Z&Z Common Stock issued and outstanding at the Closing Date; and (ii) the exercise of all warrants to purchase Z&Z Common Stock issued and outstanding at the Closing Date.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of another Person, which are sufficient to elect at least a majority of such other Person’s board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of such other Person’s equity interests).

“Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which a Person may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

“Tax Return” means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

“Trist Common Stock” means the Common Stock, par value $0.0001 per share, of Trist.

“Trist Super-Voting Common Stock” means the Super-Voting Common Stock, par value $0.0001 per share, of Trist, to be designated prior to the Closing.

“Trist Reorganization” shall mean a transaction or series of transactions as outlined on Exhibit B-1.

“Voting Agreement” means the voting agreement among the Z&Z Stockholders, Europa and Woodman in substantially the form attached hereto as Exhibit I.

“Woodman” means Woodman Management Corporation and/or its assignees.

“Z&Z Common Stock” means the Common Stock of Z&Z.

“Z&Z Stockholders” means, collectively, the holders of the Z&Z Common Stock.

1.2 Other Definitions.  The following terms are defined in the following sections of this Agreement:

Defined Term	Section
14c Information Statement	6.15
14f-1 Information Statement	6.2
Acquisition Proposal	6.7
Agreement	Preamble
Assumed Option	2.9.8
Assumed Option and Warrant	2.9.8
Assumed Warrant	2.9.8
Certificate of Merger	2.3
Certificates	2.10.1
Closing	2.2
Closing Date	2.2
Capital Raise	7.2.11
D&O Information	6.1
Letter of Transmittal	2.10.1
MergerCo	Preamble
Merger Consideration Shares	2.9.1
Merger Consideration Reserved Shares	2.9.1
Merger Share Certificate	2.10.2
Securities Purchase Agreement	7.2.11
OTC BB	4.9
Opinion	9.1.2
Party(ies)	Preamble
Post-Closing Covenants	9.1
Pre-Closing Cash Obligations	6.11
Pre-Closing Period	6.15
Press Release	6.3
Pro Forma Financial Statements	6.4
Questionnaires	6.1
Resignations	6.1
Reverse Split	6.15.1
Secretary of State	2.3
Stock Plan	6.15.3
Stockholder Matters	6.15
Surviving Corporation	2.1
Transaction Form 8-K	6.3
Transfer Agent Authorization	9.1.2
Trist Contracts	4.20
Trist Disclosure Schedule	4
Trist SEC Documents	4.6.1
Z&Z	Preamble
Z&Z Contracts	3.14
Z&Z Disclosure Schedule	3
Z&Z Financial Statements	3.6
Z&Z Intellectual Property	3.18
Z&Z Stockholders’ Approval	3.26
Z&Z Stock Option Agreement	3.3
Z&Z Subsidiaries	3.2

2. THE MERGER.

2.1 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, MergerCo shall be merged with and into Z&Z at the Effective Time.  At the Effective Time, the separate existence of MergerCo shall cease, and Z&Z shall continue as the surviving corporation following the Merger (the “Surviving Corporation”).  The corporate existence of Z&Z, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware.  As a result of the Merger, the outstanding shares of capital stock of Z&Z and MergerCo shall be converted or cancelled in the manner provided in Section 2.9.

2.2 Closing.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Section 7, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on the first business day after satisfaction of the conditions set forth in Section 7 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Section 7) (the “Closing Date”), at the offices of Stubbs Alderton & Markiles, LLP, unless another date, time or place is agreed to in writing by the parties hereto.

2.3 Actions and Deliveries at Closing.  An agreement of merger in the form attached hereto as Exhibit C (the “Certificate of Merger”) shall be duly prepared and executed, and shall be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) in accordance with the DGCL on the Closing Date.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State, or at such other time as is permissible in accordance with the DGCL and as Trist and Z&Z shall agree should be specified in the Certificate of Merger.  In addition, at the Closing,

2.3.1 Z&Z will deliver to Trist:

(a) An officers’ certificate, substantially in the form of Exhibit D, duly executed on Z&Z’s behalf, as to whether each condition specified in Sections 7.2.1 through 7.2.7, has been satisfied in all respects.

(b) A Secretary’s certificate, substantially in the form of Exhibit E, duly executed on Z&Z’s behalf.

(c) A legal opinion of counsel to Z&Z, substantially in the form of Exhibit F hereto.

2.3.2 Trist will deliver to Z&Z:

(a) An officers’ certificate, substantially in the form of Exhibit G, duly executed on Trist and MergerCo’s behalf, as to whether each condition specified in Sections 7.3.1 through 7.3.6 and  7.3.9 has been satisfied in all respects.

(b) A Secretary’s certificate, substantially in the form of Exhibit H, duly executed on each of Trist’s and MergerCo’s behalf.

2.4 Effects of the Merger.  Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. At the Effective Time all MergerCo’s property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, and duties of MergerCo will become the Surviving Corporation’s debts, liabilities, and duties.

2.5 Governing Documents of the Surviving Corporation.  As of the Effective Time, by virtue of the Merger and without any action on the part of the Parties:

2.5.1  Certificate of Incorporation.  If approved by Z&Z and Trist, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit J hereto to provide, among other things, that the name of the Surviving Corporation shall be “Atherocare Operations, Inc.” or such other name as shall be approved by Z&Z and Trist.

2.5.2  Bylaws.  The Bylaws of Z&Z, as in effect immediately prior to the Effective Time, will be the Surviving Corporation’s Bylaws until thereafter amended.

2.6 Directors of Trist and the Surviving Corporation.  At the Effective Time, the Board of Directors of each of Trist and the Surviving Corporation shall consist of (i) Thomas Gardner; (ii) Boris Ratiner, (iii) Filiberto Zadini, (iv) Gary Freeman and (v) Chaim Davis, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of Trist or the Surviving Corporation, as applicable, in each case, until their respective successors shall have been elected and qualified or until otherwise provided by law.  All other directors of Z&Z immediately prior to the Effective Time shall resign, effective as of the Effective Time.

2.7 Officers of Trist and the Surviving Corporation.  At the Effective Time the officers of Trist and the Surviving Corporation immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced by the following individuals:

Thomas W. Gardner	President and Chief Executive Officer
Mark Selawski	Chief Financial Officer & Secretary

who shall serve as officers of Trist and the Surviving Corporation subject to the applicable provisions of the Certificate of Incorporation and Bylaws of Trist or the Surviving Corporation, as applicable, in each case, until their respective successors shall have been duly appointed or until otherwise provided by law.

2.8 Effect on Capital Stock of MergerCo.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

2.9 Effect on Capital Stock of Z&Z.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

2.9.1 Aggregate Consideration to be Received by Z&Z Stockholders.  The aggregate merger consideration, which shall include (a) the shares to be issued at the Effective Time to Z&Z Stockholders (the “Merger Consideration Shares”) plus (b) the number of shares to be reserved for issuance by Trist upon the exercise of any Assumed Options and Warrants (the “Merger Consideration Reserved Shares”), will be that number of fully paid, nonassessable shares of Trist Super-Voting Common Stock constituting the Merger Consideration.  To the extent necessary, the Parties shall make appropriate adjustment to the Exchange Ratio to ensure that the sum of the Merger Consideration Shares and Merger Consideration Reserved Shares shall be equal to the Merger Consideration.

2.9.2 Conversion of Z&Z Common Stock.  Each issued and outstanding share of Z&Z Common Stock (other than shares of Z&Z Common Stock, if any, that are held by Trist or MergerCo) shall be converted into the right to receive that number of fully paid and nonassessable shares of Trist Super-Voting Common Stock equal to the Exchange Ratio, subject in all respects to Section 2.9.1.

2.9.3 Cancellation of Treasury Shares and Shares Held by Trist.  Any and all shares of Z&Z Common Stock owned by Trist or MergerCo or held in the treasury of Z&Z shall be cancelled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

2.9.4 No Fractional Shares.  No fractional shares of Trist Super-Voting Common Stock shall be issued in the Merger. If the number of shares a holder of Z&Z Common Stock holds immediately prior to the Closing multiplied by the applicable exchange ratio would result in the issuance of a fractional share of Trist Super-Voting Common Stock, that product will be rounded down to the nearest whole number of shares of Trist Super-Voting Common Stock if it is less than the fraction of one-half of one (0.5) share of Trist Super-Voting Common Stock or rounded up to the nearest whole number of shares of Trist Super-Voting Common Stock if the said product is equal to or greater than the fraction of one-half of one (0.5) share of Trist Super-Voting Common Stock.

2.9.5 Cancellation and Retirement of Z&Z Common Stock.  As of the Effective Time, all shares of Z&Z Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Z&Z Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration per share upon the surrender of such certificate in accordance with Section 2.10, without any interest thereon, subject to any applicable withholding tax.

2.9.6 Stock Options and Warrants.  At the Effective Time, all options to purchase shares of Z&Z Common Stock then outstanding and all warrants to purchase shares of Z&Z Common Stock, in each case whether vested or unvested, shall be assumed by Trist or replaced with Trist options and warrants on substantially identical terms (each an “Assumed Option” or “Assumed Warrant” and together, each an “Assumed Option and Warrant”) in accordance with this Section 2.9.6, provided that options and warrants to purchase shares of Z&Z Common Stock will be exercisable into shares of Trist Super-Voting Common Stock based on the Exchange Ratio applicable thereto. Each Assumed Option and Warrant will continue to have, and be subject to, the same terms and conditions of such options and warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions), except that (i) each Assumed Option and Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Trist Super-Voting Common Stock equal to the product of the number of shares of Z&Z Common Stock that were issuable upon exercise of such Z&Z option or warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the per share exercise price for the shares of Trist Super-Voting Common Stock issuable upon exercise of each Assumed Option and Warrant will be equal to the quotient determined by dividing the exercise price per share of Z&Z Common Stock at which such Z&Z option or warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio.

2.10 Exchange of Certificates.

2.10.1 Exchange Procedures.  As soon as reasonably practicable after the Effective Time, Trist shall deliver to each holder of record of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Z&Z Common Stock (the “Certificates”) whose shares are converted pursuant to Section 2.9 into the right to receive Merger Consideration:  (i) a letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Trist or its designated agent and shall be in such form and have such other customary provisions as Trist may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration allocable to the Z&Z Common Stock formerly represented thereby.

2.10.2 Merger Share Certificates.  Upon surrender of a Certificate for cancellation to Trist, or to any agent or agents as may be appointed by Trist, together with the Letter of Transmittal, duly completed and executed in accordance with its terms and such other documents as Trist or its agent or agents shall determine, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate (“Merger Share Certificate”) representing the number of shares of Trist Super-Voting Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.9 and the Certificate so surrendered shall forthwith be cancelled.  If any certificate for such Trist Super-Voting Common Stock is to be issued in a name other than that in which the certificate for Z&Z Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Trist or its transfer agent any transfer or other taxes or other costs required by reason of the issuance of certificates for such Trist Super-Voting Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Trist or its transfer agent that all taxes have been paid.  Until surrendered as contemplated by this Section 2.10.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.9.

2.10.3 Lost Certificates.  If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Trist, the posting by such Person of a bond in such reasonable amount as Trist may direct as indemnity against any claim that may be made against it with respect to such Certificate, Trist shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration due to such Person as provided in Section 2.9.

2.10.4 Distributions with Respect to Unexchanged Shares.  No dividends or other distributions with respect to Trist Super-Voting Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for Z&Z Common Stock with respect to the shares of Trist Super-Voting Common Stock, the right to receive which is represented thereby, until the surrender of such Certificate in accordance with this Section 2.10.

2.10.5 No Further Ownership Rights in Z&Z Common Stock.  All shares of Trist Common Stock issued upon the surrender of the Certificates in accordance with the terms of this Section 2, shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Z&Z Common Stock theretofore represented by such certificates.

2.10.6 No Liability.  None of the Parties shall be liable to any Person in respect of any shares of Trist Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any certificates representing Z&Z Common Stock shall not have been surrendered prior to the first (1st) anniversary of the Closing, any such shares, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Trist, free and clear of all claims or interests of any Person previously entitled thereto.

3. REPRESENTATIONS AND WARRANTIES OF Z&Z.

Except as set forth in the disclosure schedule delivered by Z&Z to Trist at the time of execution of this Agreement and attached hereto (the “Z&Z Disclosure Schedule”), Z&Z represents and warrants to Trist as follows:

3.1 Organization, Standing and Corporate Power.  Z&Z is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and currently contemplated to be conducted.  Z&Z is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect on Z&Z.

3.2 Subsidiaries.  The only direct or indirect Subsidiaries of Z&Z are listed in the Z&Z Disclosure Schedule (the “Z&Z Subsidiaries”).  All the outstanding shares of capital stock of each Z&Z Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in the Z&Z Disclosure Schedule, are owned (of record and beneficially) by Z&Z, free and clear of all Liens.  Except for the capital stock of the Z&Z Subsidiaries, which are corporations, Z&Z does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, business association, joint venture or other entity.

3.3 Capital Structure.  The authorized capital stock of Z&Z consists of 20,000,000 shares, all of which are designated as Z&Z Common Stock, with par value $0.0001 per share.  Of the authorized capital stock of Z&Z, 9,873,050 shares of Z&Z Common Stock are issued and outstanding.  The Z&Z Board of Directors has reserved for issuance 245,000 shares of common stock pursuant to a standalone stock option agreement (the “Z&Z Stock Option Agreement”).  No shares of Z&Z Common Stock have been issued upon the exercise of options granted under the Z&Z Stock Option Agreement and options to purchase an aggregate of 245,000 shares of Z&Z Common Stock under the Z&Z Stock Option Agreement are currently outstanding.  Warrants to purchase an aggregate of 1,600,000 shares of Z&Z Common Stock are currently outstanding.  In addition, Z&Z has not committed to issue, or caused a merger partner to issue, warrants to purchase Z&Z Common Stock, or warrants to purchase the common stock of such merger partner.  Except as set forth above, no shares or other equity securities of Z&Z are issued, reserved for issuance or outstanding.  All outstanding shares of Z&Z are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Z&Z having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Z&Z may vote.  The Z&Z Disclosure Schedule sets forth the outstanding capitalization of Z&Z, including a list of all holders of Z&Z Common Stock and their respective holdings.  Except as set forth on the Z&Z Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Z&Z is a party or by which it is bound obligating Z&Z to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity or voting securities of Z&Z or obligating Z&Z to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of Z&Z or any Z&Z Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any securities of Z&Z.  There are no agreements or arrangements pursuant to which Z&Z is or could be required to register Z&Z Common Stock or other securities under the Securities Act, or other agreements or arrangements with or among any security holders of Z&Z with respect to securities of Z&Z.

3.4 Authority.  Z&Z has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining the Z&Z Stockholders’ Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Z&Z and the consummation by Z&Z of the transactions contemplated hereby have been duly authorized by the Board of Directors of Z&Z; the Board of Directors has recommended adoption of this Agreement by the stockholders of Z&Z; and no other corporate proceedings on the part of Z&Z or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Z&Z and the consummation by Z&Z of the transaction contemplated hereby, other than obtaining the Z&Z Stockholders’ Approval.  This Agreement has been duly executed and delivered by Z&Z and constitutes a valid and binding obligation of Z&Z, enforceable against Z&Z in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

3.5 Non-Contravention.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Z&Z under, (i) the Certificate of Incorporation or Bylaws of Z&Z, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Z&Z, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Z&Z, its properties or assets.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Z&Z in connection with the execution and delivery of this Agreement by Z&Z or the consummation by Z&Z of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which Z&Z is qualified to do business.

3.6 Financials Statements.  Set forth on the Z&Z Disclosure Schedule are the following financial statements of Z&Z (collectively the “Z&Z Financial Statements”): audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2008 and December 31, 2009.  The Z&Z Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, shall present fairly the financial condition of Z&Z as of such dates and the results of operations of Z&Z for such periods, are correct and complete, and shall be consistent with the books and records of Z&Z; provided, however, that the unaudited interim financial statements shall be subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since December 31, 2009, Z&Z has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

3.7 No Undisclosed Liabilities.  Z&Z does not have any liabilities or obligations required by applicable accounting rules to be shown in such financial statements (whether absolute, contingent or otherwise), which are not adequately reflected or provided for in the Z&Z Financial Statements, except for liabilities and obligations (i) that have been incurred since the date of the most recent balance sheet included in the Z&Z Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to Z&Z’s business, and (ii) not due and payable or to be performed or satisfied after the date hereof under Z&Z Contracts in accordance with their terms, in each case which are not (singly or in the aggregate) material to Z&Z’s business.

3.8 Absence of Certain Changes or Events.  Since September 30, 2009, Z&Z has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Effect with respect to Z&Z; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have or give rise to Material Adverse Effect with respect to Z&Z; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Trist; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Z&Z to consummate the transactions contemplated by this Agreement.

3.9 Legal Proceedings. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of Z&Z, threatened against, relating to or involving Z&Z, or real or personal property of Z&Z, before any Governmental Entity or other third party.  To the knowledge of Z&Z, there is no basis for any such suit, action, proceeding or investigation.

3.10 Compliance with Law.  To the knowledge of Z&Z, Z&Z is in compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities.  Z&Z has not been charged with and, to the knowledge of Z&Z, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity.  Z&Z is not a party to or bound by any order, judgment, decree or injunction of any Governmental Entity.

3.11 Benefit Plans.  The Z&Z Disclosure Schedule contains a true and complete list of each Benefit Plan currently sponsored, maintained or contributed to by Z&Z.  Z&Z’s records accurately reflect the service histories of its employees, contractors and consultants, including their hours of service, and all such data is maintained in a usable form.

3.12 Certain Service Provider Payments.  Z&Z is not a party to any employment, contractor or consultant agreement which could result in the payment to any current, former or future director, employee, contractor or consultant of Z&Z of any money or other property or rights or accelerate or provide any other rights or benefits to any such director, employee, contractor or consultant as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

3.13 Tax Returns and Tax Payments.  Z&Z is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the Z&Z Financial Statements or those incurred since the date of the most recent balance sheet included in the Z&Z Financial Statements in the ordinary course of business. Z&Z has duly filed when due all Tax Returns in connection with and in respect of its business, assets, employees, contractors and consultants, and has timely paid and discharged all amounts shown as due thereon. Z&Z has made available to Trist accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. Z&Z has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it.  There are no Liens for Taxes upon, pending against or threatened against, any asset of Z&Z, other than Liens for Taxes not yet due and payable. Z&Z is not subject to any Tax allocation or sharing agreement.

3.14 Contracts and Commitments.  Z&Z has made available to Trist true, correct and complete copies of each of the following Contracts to which Z&Z is a party or by which any of its assets or properties are bound (together the “Z&Z Contracts”):

3.14.1 all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Z&Z;

3.14.2 all rental or use agreements, contracts, covenants or obligations which may involve the payment by or to Z&Z of more than $25,000;

3.14.3 any contract, agreement, commitment or obligation to make any capital expenditures in excess of $25,000;

3.14.4 contracts, agreements, commitments or other obligations with any Person containing any provision or covenant limiting the ability of Z&Z to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to, or obtain products or services from, Z&Z, or covering indemnification of another Person other than in the ordinary course of business;

3.14.5 any profit-sharing or similar contract, agreement, understanding or obligation with any Person;

3.14.6 contracts, agreements, commitments or other obligations with respect to the purchase or sale by or to Z&Z of any product, equipment, facility, or similar item that by their respective terms do not expire or terminate or are not terminable by Z&Z, without penalty, premium or other liability within 30 days or may involve the payment by or to Z&Z of more than $25,000;

3.14.7 contracts, agreements, commitments or other obligations to provide services or facilities by or to Z&Z or to or by another Person which is not terminable by Z&Z within 30 days without penalty, premium or other liability or involving payment by Z&Z or the other Person of more than $25,000;

3.14.8 any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

3.14.9 any contract or agreement granting any Person a Lien on all or any part of any asset of Z&Z;

3.14.10  any contract providing for the indemnification or holding harmless by Z&Z of any of its stockholders, officers, directors, employees, contractors, consultants or representatives;

3.14.11  all other contracts, agreements, commitments or other obligations whether or not made in the ordinary course of business which may involve the expenditure by Z&Z of funds in excess of $25,000 per commitment (or under a group of similar commitments), or are otherwise material to Z&Z; or

3.14.12  all other contracts, agreements, commitments, or other obligations of any kind that involve or relate to any Z&Z Stockholder, officer, director, employee, contractor or consultant of Z&Z or any Affiliate or relative thereof.

The Z&Z Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Z&Z and each other party to such Z&Z Contracts.  There are no existing defaults or breaches of Z&Z under any Z&Z Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of Z&Z, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Z&Z Contract.  Except as set forth on the Z&Z Disclosure Schedule, Z&Z is not participating in any discussions or negotiations regarding modification of or amendment to any Z&Z Contract or entry in any new material contract applicable to Z&Z or the real or personal property of Z&Z. The Z&Z Disclosure Schedule specifically identifies each Z&Z Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

3.15 Receivables.  Z&Z has no receivables as reflected in the Z&Z Financial Statements and no receivables have arisen subsequent to the date thereof as reflected on the books and records of Z&Z.  To Z&Z’s knowledge, no customer or supplier of Z&Z has any reasonable basis to believe that it has or would be entitled to any payment terms other than terms in the ordinary course of business, including any prior course of conduct.

3.16 Personal Property.  Z&Z has good, clear and marketable title to all the tangible properties and tangible assets reflected in Z&Z’s latest balance sheet as being owned by Z&Z or acquired after the date thereof which are, individually or in the aggregate, material to Z&Z’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens.  All equipment and other items of tangible personal property and assets of Z&Z (a) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and (b) are usable in the regular and ordinary course of Z&Z’s business.

3.17 Real Property. Z&Z does not own any real property.  The Z&Z Disclosure Schedule sets forth all real property leases to which Z&Z is a party.  Z&Z has a valid leasehold interest in such leased real property, and such leases are in full force and effect.  The improvements and fixtures on such real property leased by Z&Z are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

3.18 Intellectual Property Rights.

3.18.1  Z&Z owns or has the right to use pursuant to an enforceable contract all Intellectual Property necessary or desirable to operate the Z&Z businesses as currently conducted and as currently proposed to be conducted (the “Z&Z Intellectual Property”). Each item of Z&Z Intellectual Property owned or used immediately prior to the Closing will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing. Z&Z has taken all necessary and desirable action to maintain and protect each item of Z&Z Intellectual Property.

3.18.2 Z&Z has delivered to Trist correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of any Z&Z Intellectual Property. With respect to each such item of Z&Z Intellectual Property:

(a) Z&Z possesses all right, title, and interest in and to the item, free and clear of any Encumbrance;

(b) the item is not subject to any order, judgment, decree or injunction of any Governmental Entity;

(c) no action or proceeding is pending or, to the best of Z&Z’s knowledge, threatened (and to the best of Z&Z’s knowledge there is no basis therefor) which challenges the enforceability, use, or ownership of the item; and

(d) Z&Z has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

3.18.3 To the best of Z&Z's knowledge, the Z&Z Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise violate or come into conflict with any other Person’s Intellectual Property, and Z&Z has never received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that Z&Z must license or refrain from using any other Person’s Intellectual Property). No third Person has any Intellectual Property that interferes or would be likely to interfere with Z&Z’s use of any Z&Z Intellectual Property.  The Z&Z Intellectual Property will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation by Z&Z of its businesses as currently conducted and as currently proposed to be conducted.  No other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Z&Z Intellectual Property.

3.18.4 The Z&Z Disclosure Schedule identifies each Contract pursuant to which Z&Z has granted to a third party rights under or with respect to any Z&Z Intellectual Property (together with any exceptions).  Z&Z has made available to Trist correct and complete copies of all Contracts with respect to such use as amended to date. With respect to the Contracts (1) related to each item of Z&Z Intellectual Property, the statements in clauses (a) through (h) below are true and correct, and (2) in the Z&Z Disclosure Schedule, the statements in clauses (a) through (d) below are true and correct:

(a) the Contract is enforceable against each of the parties thereto in accordance with its terms;

(b) the Contract will continue to be enforceable on identical terms following the consummation of the Merger;

(c) Z&Z (and no counter-party) is in breach of such Contract, and no event has occurred that with notice or lapse of time would constitute a breach thereunder;

(d) no party to the Contract has repudiated any provision thereof;

(e) with respect to each sublicense Contract, the representations and warranties set forth in (a) – (d) are true and correct with respect to the underlying license Contract;

(f) the underlying item of Z&Z Intellectual Property is not subject to any outstanding order, judgment, decree or injunction of any Governmental Entity;

(g) no action or proceeding is pending or threatened (and there is no basis therefor) that challenges the enforceability of the underlying item of Intellectual Property; and

(h) Z&Z  has not granted any sublicense or similar Contract with respect to the Contract.

3.18.5 Except as set forth in the Z&Z Disclosure Schedule, all former and current employees, contractors and consultants of Z&Z have executed written Contracts with Z&Z that assign to Z&Z all rights to any inventions, improvements, discoveries or information relating to Z&Z’s business. No employee, contractor or consultant of Z&Z has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee, contractor or consultant may be engaged or requires the employee, contractor or consultant to transfer, assign, or disclose information concerning his or her work to any Person other than Z&Z.

3.18.6  To Z&Z’s knowledge, there are no new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Person have developed which reasonably could be expected to supersede or make obsolete any, or any planned, product or process of Z&Z.

3.19 Transactions with Related Parties.  Z&Z is not a party to any contract, lease, license, commitment or arrangement, written or oral, which, were Z&Z a “registrant” under the Exchange Act, would be required to be disclosed pursuant to Item 404(a) or (c) of Regulation S-K as promulgated by the SEC, and there are no loans outstanding to or from any Person specified in Item 404(a) of Regulation S-K from or to Z&Z.

3.20 No Guaranties.  None of the obligations or liabilities of Z&Z incurred in connection with the operation of its business is guaranteed by or subject to a similar contingent obligation of any other Person.  Z&Z has not guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person.  There are no outstanding letters of credit, surety bonds or similar instruments of Z&Z or any of its Affiliates.

3.21 Licenses. Z&Z owns or possesses all of the material Licenses which are necessary to enable it to carry on its business as presently conducted.  All such Licenses are valid, binding, and in full force and effect.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such License.

3.22 Records.  The books of account, corporate records and minute books of Z&Z are complete and correct in all material respects.  Complete and accurate copies of all such books of account, corporate records and minute books and of the stock register of Z&Z have been made available to Trist.

3.23 No Brokers or Finders.  Except as disclosed on the Z&Z Disclosure Schedule, Z&Z has not, and its Affiliates, officers, directors, employees, contractors and consultants have not, employed any broker or finder or incurred any liability for any brokerage or finder’s fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

3.24 Board Recommendation.  The Board of Directors of Z&Z has unanimously determined that the terms of the Merger are fair to and in the best interests of the Z&Z Stockholders and recommended that the Z&Z Stockholders approve the Merger.

3.25 Disclosure.  Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

3.26 Required Z&Z Vote.  The affirmative vote of the holders of a majority of the shares of Z&Z Common Stock voting together as one class on an as-converted basis is the only vote of the holders of any class or series of Z&Z’s securities necessary to approve the Merger (the “Z&Z Stockholders’ Approval”).

3.27 Regulatory Permits.  Z&Z possess all certificates, authorizations and permits issued by the appropriate Governmental Agencies necessary to conduct its business, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and Z&Z has not received any notice of proceedings relating to the revocation or modification of any Material Permit

4. REPRESENTATIONS AND WARRANTIES OF TRIST AND MERGERCO.

Except as set forth in the disclosure schedule delivered by Trist to Z&Z at the time of execution of this Agreement and attached hereto (the “Trist Disclosure Schedule”), Trist and MergerCo, jointly and severally, represent and warrant to Z&Z as follows:

4.1 Organization, Standing and Corporate Power.  Trist is validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. MergerCo is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted.

4.2 No Subsidiaries.  Other than MergerCo, Trist does not currently own, directly or indirectly, any capital stock or other equities, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other association.

4.3 Capital Structure.

4.3.1 The authorized capital stock of Trist consists of 2,000,000,000 shares of Trist Common Stock, $0.0001 par value, of which, 89,239,920 shares of Trist Common Stock are issued and outstanding as of the date of this Agreement.  As of the Closing Date, 108,695,707 shares shall be designated Trist Super-Voting Common Stock, and 110,913,987 shares of Trist Common Stock and 91,581,633 shares of Trist Super-Voting Common Stock shall be issued and outstanding.  All outstanding shares of capital stock of Trist are, and all shares which may be issued pursuant to this Agreement and in connection with the Capital Raise, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Immediately prior to the Closing, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Trist having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Trist Common Stock may vote.  Except as set forth on the Trist Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Trist is a party or by which any of them is bound obligating Trist to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Trist or obligating Trist to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Trist or obligating Trist to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of Trist to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Trist.  Except as set forth on the Trist Disclosure Schedule and except for the transaction documents executed in connection with the Capital Raise (including, but not limited to the Securities Purchase Agreement), there are no agreements or arrangements pursuant to which Trist is or could be required to register shares of Trist Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any holder of Trist securities with respect to securities of Trist.  Upon the Closing, and giving effect to the Capital Raise, Trist’s capital structure shall be as described on Exhibit K hereto.

4.3.2 The authorized capital stock of MergerCo consists of one thousand (1,000) shares of Common Stock, one hundred (100) of which are issued and outstanding as of the date of this Agreement and held by Trist.  All outstanding shares of capital stock of MergerCo are duly authorized, validly issued, fully paid and nonassessable.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of MergerCo having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of MergerCo Common Stock may vote.  Other than as provided in this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MergerCo is a party or by which MergerCo is bound obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of MergerCo or obligating MergerCo to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

4.4 Authority.  Each of Trist and MergerCo has the requisite corporate and other power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by each of Trist and MergerCo and the consummation by Trist and MergerCo of the transactions contemplated hereby have been duly authorized by the Board of Directors of Trist and MergerCo and Trist as the sole stockholder of MergerCo; and no other corporate proceedings on the part of Trist or MergerCo are necessary to authorize the execution, delivery and performance of this Agreement by Trist and the consummation by Trist and MergerCo of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by each of Trist and MergerCo and constitutes a valid and binding obligation of each of Trist and MergerCo, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

4.5 Non-Contravention.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of either Trist or MergerCo under, (i) the Certificate of Incorporation or Bylaws of Trist or MergerCo, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Trist or MergerCo, their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Trist or MergerCo, their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have either a Material Adverse Effect on Trist or MergerCo or could not prevent, hinder or delay the ability of Trist or MergerCo to consummate the transactions contemplated by this Agreement.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Trist or MergerCo in connection with the execution and delivery of this Agreement by Trist or MergerCo or the consummation by Trist and MergerCo of the transactions contemplated hereby, except, with respect to this Agreement, for the filing of the Transaction 8-K, 14f-1 Information Statement, 14c Information Statement and other appropriate documents with the SEC, the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which Trist is qualified to do business.

4.6 SEC Documents; Undisclosed Liabilities.

4.6.1 For all periods subsequent to December 31, 2008, Trist has filed all reports, schedules, forms, statements and other documents as required by the SEC in a timely basis (or has received a valid extension of such time of filing and has filed any such reports or other documents prior to the expiration of any such extension), and Trist has delivered or made available to Z&Z all reports, schedules, forms, statements and other documents filed with or furnished to the SEC during such period (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Trist SEC Documents”). As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date hereof, then as of the date of such amendment, supplement or superseding filing) the Trist SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Trist SEC Documents, and none of the Trist SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of Trist included in such Trist SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), have been reviewed by an independent accountant registered with the Public Company Accounting Oversight Board and fairly and accurately present the consolidated financial position of Trist as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Trist’s independent accountants, which are not expected to have a material adverse effect on Trist and its business).

4.6.2 Except as set forth in the Trist SEC Documents, at the date of the most recent financial statements of Trist included in the Trist SEC Documents, Trist did not have, and since such date Trist has not incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for liabilities and obligations that have been incurred since the date of the most recent balance sheet included in the Trist Financial Statements in the ordinary course of business and are not (singly or in the aggregate) material to Trist’s business, all of which are listed on the Trist Disclosure Schedule.

4.6.3 The Trist SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Trist nor any of its officers has received any notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

4.6.4 Trist is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, and the provisions of the Exchange Act and the Securities Act relating thereto which under the terms of such provisions (including the dates by which such compliance is required) have become applicable to Trist.

4.7 Interested Party Transactions  Except as set forth in the Trist Disclosure Schedule or in Trist’s SEC Documents, no employee, contractor, consultant, officer, director or stockholder of Trist or a member of his or her immediate family is indebted to Trist, nor is Trist indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Trist, and (iii) for other employee benefits made generally available to all employees, contractors and consultants.  To Trist’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Trist is affiliated or with whom Trist has a material contractual relationship, or any Person that competes with Trist.  To Trist’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Trist (other than such contracts as relate to any such individual ownership of capital stock or other securities of Trist).

4.8 Indebtedness; Trist Assets.  Immediately prior to the Closing, Trist will have no indebtedness for borrowed money.  Immediately prior to the Closing, Trist will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Trist with respect to the period prior to Closing which remain unpaid.

4.9 Over-the-Counter Bulletin Board Quotation.  Trist Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”).  There is no action or proceeding pending or, to Trist’s knowledge, threatened against Trist by NASDAQ or FINRA with respect to any intention by such entities to prohibit or terminate the quotation of Trist Common Stock on the OTC BB.

4.10 Compliance with Law.  To the knowledge of Trist, Trist is in compliance in all material respects with all applicable laws (including, without limitation, applicable laws relating to zoning, environmental matters and the safety and health of employees), ordinances, regulations and orders of all Governmental Entities.  Trist has not been charged with and, to the knowledge of Trist, is not now under investigation with respect to, a violation of any applicable law, regulation, ordinance, order or other requirement of a Governmental Entity.  Trist is not a party to or bound by any order, judgment, decree or injunction of any Governmental Entity.

4.11 Absence of Certain Changes or Events.  Except as disclosed in the Trist SEC Documents, since the date of the most recent financial statements included in the Trist SEC Documents, Trist has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any Material Adverse Effect with respect to Trist; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have or give rise to a Material Adverse Effect with respect to Trist; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without the prior consent of Z&Z; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Trist to consummate the transactions contemplated by this Agreement.

4.12 Information Supplied.    None of the information included or incorporated by reference in any documents to be filed by Trist with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby will, on the date of its filing or, in the case of any information to be mailed to the Stockholders of Trist, at the date it is mailed to Stockholders of Trist, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication which shall have become false or misleading, except that no representation is made by Trist with respect to information supplied in writing by or on behalf of Z&Z for inclusion therein.  The 14f-1 Information Statement filed by Trist with the SEC under the Exchange Act relating to the transactions contemplated hereby, and any other documents to be filed with the SEC in connection with the Merger, will comply as to form in all material respects with the Exchange Act.

4.13 Certain Service Provider Payments.  Trist is not a party to any agreement which could result in the payment to any current, former or future director, employee, contractor or consultant of Trist of any money or other property or rights or accelerate or provide any other rights or benefits to any such director, employee, contractor or consultant as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

4.14 Tax Returns and Tax Payments.  Trist is not subject to any liabilities or claims for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the financial statements included in the Trist SEC Documents or those incurred since the date of the most recent balance sheet included in the Trist SEC Documents in the ordinary course of business. Trist has duly filed when due all Tax Returns in connection with and in respect of its business, assets, employees, contractors and consultants, and has timely paid and discharged all amounts shown as due thereon. Trist has made available to Z&Z accurate and complete copies of all of its Tax Returns for all periods, except those periods for which returns are not yet due. Trist has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Entity any contract or other agreement now in effect extending the period for assessment or collection of any Taxes against it.  There are no Liens for Taxes upon, pending against or threatened against, any asset of Trist.  Trist is not subject to any Tax allocation or sharing agreement.

4.15 Records.  The books of accounts, corporate records and minute books of Trist and MergerCo are complete and correct in all material respects.  Complete and accurate copies of all such books of account, corporate records and minute books of Trist and MergerCo have been provided to Z&Z.

4.16 MergerCo.  MergerCo has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, MergerCo has not conducted any business activities and does not have any material liabilities.

4.17 No Brokers or Finders.  Neither Trist, MergerCo, nor their respective Affiliates, officers, directors, employees, contractors or consultants have, employed any broker or finder or incurred any liability for any brokerage or finder’s fee or commissions or similar payment in connection with any of the transactions contemplated hereby.

4.18 Board Recommendation.  The Board of Directors of Trist has unanimously determined that the terms of the Merger are fair to and in the best interests of the Stockholders of Trist and no vote of the holders of shares of Trist Common Stock or any other Trist security holder is necessary to approve the Merger.  In addition, the Board of Directors of Trist has unanimously determined that the terms of the Capital Raise are fair to and in the best interests of the Stockholders of Trist and no vote of the holders of shares of Trist Common Stock or any other Trist security holder is necessary to approve the Capital Raise.

4.19 Legal Proceedings. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the knowledge of Trist, threatened against, relating to or involving Trist, or real or personal property of Trist, before any Governmental Entity or other third party.  To the knowledge of Trist, there is no basis for any such suit, action, proceeding or investigation.

4.20 Contracts and Commitments.  All material Contracts to which Trist is a party or by which any of its assets or properties are bound have been disclosed in the Trist SEC Documents (together the “Trist Contracts”).  True and correct of all Trist Contracts are available in the Trist SEC Documents, subject to the removal of any schedules, exhibit and similar items not required to be filed with the SEC.  To the knowledge of Trist, the Trist Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Trist and each other party to such Trist Contracts.  There are no existing defaults or breaches of Trist under any Trist Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the knowledge of Trist, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Trist Contract.  Except as set forth on the Trist Disclosure Schedule, Trist is not participating in any discussions or negotiations regarding modification of or amendment to any Trist Contract or entry in any new material contract applicable to Trist or the real or personal property of Trist. The Trist Disclosure Schedule specifically identifies each Trist Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated by this Agreement.

4.21 Title to Property.  Trist does not own or lease any real property or personal property.  There are no options or other contracts under which Trist has a right or obligation to acquire or lease any interest in real property or personal property.

4.22 Intellectual Property Rights.  Trist does not own, license or otherwise have any right, title or interest in any Intellectual Property.

4.23 Insurance.  Trist does not maintain any insurance policies.

4.24 Benefit Plans.  Trist does not currently sponsor, maintain or contribute to any Benefit Plan or “employee benefit plan” as defined in Section 3(3) of ERISA.

5. COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.

5.1 Conduct of Z&Z, Trist and MergerCo.  Except as expressly permitted by this Agreement, between the date of this Agreement and the Effective Time, each of Trist and Z&Z shall conduct its business only in the ordinary course in substantially the same manner as heretofore conducted, and use all its reasonable efforts to preserve intact its present business organization and employees, contractors and consultants and to preserve the goodwill of Persons with which it has business relations.  Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, between the date of this Agreement and the Effective Time, (i) each of Trist and Z&Z shall pay accounts payable and pay and perform other obligations of its business when they become due and payable in the ordinary course of business consistent with past practice, or when required to be performed, as the case may be, and (ii) each of Trist, MergerCo and Z&Z shall (unless otherwise mutually agreed to in writing):

5.1.1 not amend or alter its certificate of incorporation, bylaws, or similar charter documents, except as required by the Trist Reorganization (and in accordance with the terms outlined on Exhibit B-1);

5.1.2 not engage in any transaction, except in the normal and ordinary course of business except for (a) those transactions contemplated by the Capital Raise, or (b) the Trist Reorganization, or create or suffer to exist any Lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Effective Time;

5.1.3 not sell, exchange, lease, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

5.1.4 not (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital shares, (ii) split, combine, reclassify or take similar action with respect to any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or (iv) directly or indirectly redeem, repurchase or otherwise acquire any capital shares or any option with respect thereto, except for repurchases in connection with an existing option plan or warrant agreement that result from a participant’s use of such Party’s Common Stock to exercise options or warrants or pay withholding taxes in connection with such exercise;

5.1.5 not sell, issue, grant or authorize the issuance or grant of any capital stock, other security (including the sale, transfer or grant of any treasury shares) or any obligation convertible or exchangeable for capital stock or any other security, except that (i) Trist may contract for the issuance of up to 1,184,153,515 shares of Trist Common Stock pursuant to the terms of the convertible promissory notes and warrants sold in the Capital Raise, (ii) Z&Z may issue Z&Z Common Stock upon the valid exercise of stock options and warrants outstanding as of the date of this Agreement, (iii) Z&Z may grant options to purchase shares of Z&Z Common Stock at fair market value in the ordinary course of business consistent with past practice to its employees, officers, directors, contractors and consultants, and (iv) Z&Z may issue Z&Z Common Stock in connection with a bona fide financing transaction; provided, however, that Z&Z acknowledges and agrees that issuance of such shares shall not result in a change to the number of shares of Trist Super-Voting Common Stock constituting the Merger Consideration, and accordingly the issuance of such shares shall result in a decrease in the Exchange Ratio.

5.1.6 not fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees, contractors and consultants (except as expressly provided herein) and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Effective Time;

5.1.7 not organize any subsidiary or acquire any capital stock or other equity securities of any Person or any equity or ownership interest in any business;

5.1.8 with respect to Z&Z, not enter into any instrument which would constitute a Z&Z Contract, as applicable, or enter into any material amendment, supplement or waiver in respect of any Z&Z Contract, in each case except in the ordinary course of business consistent with past practice and except for contracts, agreements and instruments entered into or executed in connection with the Capital Raise;

5.1.9 with respect to Trist, not enter into any instrument which would constitute a Trist Contract, as applicable, or enter into any material amendment, supplement or waiver in respect of any Trist Contract, in each case except in the ordinary course of business consistent with past practice and except for contracts, agreements and instruments entered into or executed in connection with the Capital Raise or in connection with the Trist Reorganization (but only if they are described on Exhibit B-1 hereto);

5.1.10 not incur any severance pay obligation by reason of this Agreement or the transactions contemplated hereby;

5.1.11 not grant or extend any power of attorney other than in the ordinary course of business which does not affect a material part of its business;

5.1.12 keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

5.1.13 not make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP;

5.1.14 promptly advise the other Party in writing of any Material Adverse Effect with respect to it;

5.1.15 not agree or otherwise commit, whether in writing or otherwise, to do, or take any action or omit to take any action that would result in, any of the foregoing;

5.1.16 not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, by licensing or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business; or

5.1.17 not make any expenditure or enter into any commitment or transaction exceeding $25,000 other than purchases in the ordinary course of business consistent with past practices.

5.2 Advice of Changes.  Each Party shall promptly advise the other Party in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Z&Z contained in Section 3 or Trist or MergerCo contained in Section 4 untrue or inaccurate such that the conditions set forth in Sections 7.2 or 7.3 would not be satisfied, (b) any breach of any covenant or obligation of Z&Z or Trist or MergerCo pursuant to this Agreement such that the condition set forth in Sections 7.2 and 7.3 would not be satisfied, (c) any Material Adverse Effect in Z&Z or Trist, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on Z&Z or Trist or cause any of the conditions set forth in Sections 7.2 or 7.3 not to be satisfied, provided, however, that the delivery of any notice pursuant to this Section 5.2 shall not be deemed to amend or supplement the Z&Z or Trist Disclosure Schedule.

5.3 SEC Reports.  Trist shall (a) cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by Trist between the date of this Agreement and the Effective Time to be filed in a timely manner, (b) submit to Z&Z all such forms, reports, schedules, statements and other documents at least two (2) days prior to filing for its review, and (c) remain a “reporting person” for the purposes of the Exchange Act.  Except for forms, reports, schedules, statements and other documents required to be filed with the SEC by Trist between the date of this Agreement and the Effective Time, Trist shall not file or cause to be filed with, or furnish or cause to be furnished to, the SEC any forms, reports, schedules, statement or any other documents, without the prior express written approval of Z&Z.

6. ADDITIONAL AGREEMENTS.

6.1 Board of Directors of Trist.  At Closing, the current board of directors of Trist shall deliver duly adopted resolutions to: (a) set the size of Trist’s board of directors to seven (7) members effective as of the Closing; (b) appoint (i) Thomas Gardner; (ii) Boris Ratiner, (iii) Filiberto Zadini, (iv) Gary Freeman and (v) Chaim Davis, to serve as directors of Trist; and (c) accept the resignations of the current officers of Trist and the directors of Trist effective as of the Closing.  The two independent “Joint Directors” shall be appointed within 180 days following the Closing Date as provided in the Voting Agreement.  At Closing, the current officers of Trist and the directors of Trist  shall deliver their resignations, as appropriate, as officers and directors of Trist to be effective upon the Closing (the “Resignations”).  Prior to Closing, Z&Z and Woodman shall deliver or cause to be delivered to Trist completed and signed director and officer questionnaires (“Questionnaires”) for board members appointed by Z&Z and the investors participating in the Capital Raise following Closing.  The foregoing designations of the board of directors (and the officers to be appointed following the Closing) shall be subject to Trist’s receipt of the completed and signed Questionnaires (“D&O Information”).

6.2 Schedule 14f-1 Information Statement.  Trist shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act (“14f-1 Information Statement”) in connection with the change of control to be effectuated by the appointment of new officers and directors at Closing, and, at least ten (10) days prior to Closing, Trist shall file the 14f-1 Information Statement with the SEC and mail the same to each of Trist’s Stockholders.

6.3 Transaction Form 8-K.  At least five (5) days prior to Closing, the Parties shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10 with respect to the Parties, any other information required in connection with Trist ceasing to be a shell company as a result of the Transactions, the Z&Z Financial Statements and the Pro Forma Financial Statements (as defined below) (“Transaction Form 8-K”), which shall be in a form reasonably acceptable to Trist and in a format acceptable for EDGAR filing.  Prior to Closing, the Parties shall prepare the press release announcing the consummation of the Transaction hereunder (“Press Release”).  At the Closing, Trist shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

6.4 Pro Forma Consolidated Financial Statements.  At least ten (10) days prior to the Closing, the Parties shall deliver to Trist pro forma consolidated financial statements for the Parties, and pro forma consolidated financial statements for the Parties and Trist giving effect to the Transaction, for such periods as required by the SEC to be included in the Transaction Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved  (the “Pro Forma Financial Statements”).  The Pro Forma Financial Statements shall have been reviewed by an independent accountant registered with the Public Company Accounting Oversight Board retained by Trist and shall be in a format acceptable for inclusion on the Transaction 8-K.

6.5 Required Information.  In connection with the preparation of the Transaction Form 8-K, 14c Information Statement, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, each Party shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors of Trist to be elected effective as of the Closing pursuant to Section 6.1 hereof any officers appointed by such directors thereafter) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of each Party and Trist to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby.   Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.6 Confidentiality; Access to Information.

6.6.1 Confidentiality.  Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement.  Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement.  Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law.  In the event this Agreement is terminated as provided in Section 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

6.6.2	Access to Information.

(a) Z&Z will afford Trist and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Z&Z during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Z&Z, as Trist may reasonably request.  No information or knowledge obtained by Trist in any investigation pursuant to this Section 6.6.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

(b) Trist will afford Z&Z and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Trist during the period prior to the Closing to obtain all information concerning the business of Trist, as Z&Z may reasonably request.  No information or knowledge obtained by Z&Z in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Transaction.

6.7 No Solicitation.  Other than with respect to the Transaction, each Party agrees that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Trist Common Stock (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”).  Each Party further agrees that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each Party agrees that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.  Each Party agrees that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

6.8 Public Disclosure.  Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld.  To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure.  Notwithstanding the foregoing, the parties hereto agree that Trist will prepare and file the Transaction Form 8-K pursuant to the Exchange Act reasonably acceptable to each Party to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

6.9 Reasonable Efforts; Notification.

6.9.1 Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations, notices and filings (including registrations, declarations, notices and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  In connection with and without limiting the foregoing, Each Party, and its respective board of directors and each Party and its managers, members, directors, officers and Stockholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require any of the Parties to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

6.9.2 Z&Z shall give prompt notice to Trist upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Z&Z to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Section 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.9.3 Trist shall give prompt notice to Z&Z upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Trist to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.10 Treatment as a Reorganization.  Consistent with the intent of the parties hereto, each of Z&Z and Trist shall treat, and cause its Affiliates to so treat, the Merger as a reorganization under Section 368(a) of the Code with respect to all Tax Returns, to the extent consistent with law.

6.11 Absence of Material Liabilities; Merger Expenses.  Immediately prior to Closing, Trist shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) any agreement with its transfer agent, (ii) Trist Contracts disclosed under Section 4.20 hereto, (iii) accounts payable and accrued expenses of Trist with respect to the period between the date hereof and the Closing, and (iv) the Outstanding Debt (of which all amounts in excess of $250,000 shall be converted into shares of Trist Common Stock pursuant to the Reorganization prior to Closing) (collectively, the “Pre-Closing Cash Obligations”).  Upon the closing of the Capital Raise, to the extent not satisfied by Trist prior to the Closing or otherwise converted into shares of Trist Common Stock pursuant to the Trist Reorganization, the Pre-Closing Cash Obligations will be paid as follows:  (i) $125,000 to be paid to each of Europa and Woodman from the proceeds of the Capital Raise, which shall constitute full payment of the Outstanding Debt and any other amounts owed by Trist to Europa or Woodman (other than as investors in the Capital Raise), (ii) Woodman shall advance (x) all legal fees incurred by Trist and Woodman in connection with this Agreement and the Merger, the 14f-1 Information Statement and the Transaction Form 8-K and (y) all auditor’s fees payable in respect of the audit of Z&Z performed to prepare the Z&Z Financial Statements, up to a maximum of $150,000 (in the aggregate for all fees included in (x) and (y)), which fees will be repaid in full by Trist upon the closing of the Capital Raise from the proceeds thereof, and (iii) Woodman shall advance all legal fees incurred by Trist and Woodman in connection with the Capital Raise, which fees will be repaid in full by Trist upon the closing of the Capital Raise from the proceeds thereof, up to a maximum of $35,000.  Subject to the foregoing, Woodman and KOM will be responsible for all of their own legal fees in connection with intellectual property due diligence conducted in connection with Z&Z and the Merger, as well as all of their own legal fees in connection with the preparation, execution and delivery of this Agreement, the Merger and the Capital Raise.  Z&Z will be responsible for all of its own legal fees in connection with the preparation, execution and delivery of this Agreement, the Merger and the Capital Raise.  Except as expressly provided above, each of the Parties shall be responsible for such Party’s legal fees and all other expenses incurred with in connection with the Merger and the transactions contemplated hereby.  Subject to Section 10 of this Agreement, (i) Woodman and Europa agree, jointly and severally to indemnify and hold harmless Trist and Z&Z against and from any losses, liabilities, claims, costs and expenses (including reasonable attorney's fees) which are raised by any third party against Trist or Z&Z as a result of the inaccuracy of any warranty made in or breach of Section 4 or this Section 6.11, and (ii) Trist and Z&Z agree, jointly and severally to indemnify and hold harmless Woodman and Europa against and from any losses, liabilities, claims, costs and expenses (including reasonable attorney's fees) which are raised by any third party against Woodman or Europa as a result of the inaccuracy of any warranty made in or breach of Section 3 or this Section 6.11; provided, however, that (A) the aggregate liability under this sentence of Woodman and Europa, collectively, to Trist and Z&Z, collectively, shall not exceed $125,000, and (B)  the aggregate liability under this sentence of Trist and Z&Z, collectively, to Woodman and Europa, collectively, shall not exceed $125,000.

6.12 Business Records.  At Closing, Trist shall cause to be delivered to the Parties all records and documents relating to Trist, which Trist possesses, including, without limitation, books, records, government filings, Returns, charter documents, corporate records, stock records, consent decrees, orders, and correspondence, director and Stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Trist.

6.13 Z&Z Stockholder Approval.  Z&Z shall, as promptly as practicable, duly submit this Agreement and the transactions contemplated by this Agreement to the Z&Z Stockholders for approval and adoption.  In connection with the Merger, this Agreement and the other transactions contemplated hereby, the Board of Directors of Z&Z shall (i) recommend to the Z&Z Stockholders that they consent to, and use all commercially reasonable efforts to obtain the approvals by the Z&Z Stockholders, of the Merger, this Agreement and the other transactions contemplated hereby, and (ii) otherwise comply with all requirements of applicable law and Z&Z’s Certificate of Incorporation and Bylaws in connection with obtaining the Z&Z Stockholders’ Approval.  Z&Z shall prepare and distribute to the Z&Z Stockholders a consent solicitation disclosure statement in connection with the solicitation of consents to obtain the Z&Z Stockholders’ Approval, and shall provide Trist a reasonable period of time to review the disclosure statement prepared in connection with such consent solicitation prior to the delivery of such disclosure statement to the Z&Z Stockholders.

6.14 Registration Statements; Registration Rights.  In addition to any registration rights agreements currently in existence between Trist and any current stockholder of Trist as set forth in Trist Disclosure Schedule, Z&Z and Trist hereby agree that, effective as of the closing of the Capital Raise, all shares of Trist Common Stock and/or Trist Super-Voting Common Stock issued or issuable upon conversion of the convertible promissory notes and warrants to be issued in the Capital Raise will be granted certain registration rights, including piggyback registration rights.  Such subscribers of the Capital Raise shall be a third-party beneficiary of the provisions of this Section and may enforce the same as if it was a party to this Agreement.

6.15 Information Statement.   As soon as practicable after the date of this Agreement, and in no event later than five (5) business days prior to the Closing, Trist shall prepare and deliver to Z&Z, an information statement pursuant to Rule 14(c) promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the “14c Information Statement”) in connection with the approval and adoption of the following matters (the “Stockholder Matters”):

6.15.1 To approve a 1 for 200 reverse stock split with special treatment for certain of Trist’s stockholders to preserve round lot stockholders (“Reverse Split”);

6.15.2 To approve an adjustment in the number of authorized common stock of Trist as recommended by the Board of Directors;

6.15.3 To approve the authorization of “blank check” preferred stock as recommended by the Board of Directors;

6.15.4 To approve the adoption of a stock incentive plan (“Stock Plan”); and

6.15.5 All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in Sections 6.15.1 – 6.15.4 above.

The 14c Information Statement shall comply as to form and substance in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Z&Z shall provide such information as may be necessary or required, in the reasonable determination of counsel to Z&Z and Trist, for Trist to prepare and deliver the 14c Information Statement (including, without limitation, all information, proposals and documentation related to the Stock Plan).

As soon as practicable following the Closing, Trist shall obtain the written consent of each party to the Voting Agreement approving the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive 14c Information Statement with the SEC.  Upon receipt of such written consent, Trist will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of Trist’s securities entitled to vote at a meeting of stockholders.

In the event the 14c Information Statement is reviewed by the SEC, Trist shall respond promptly to any comments of the SEC or its staff with respect to the 14c Information Statement and use its commercially reasonable efforts to have the 14c Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of Trist occurring, reported or filed prior to the Closing (the “Pre-Closing Period”), Europa and Woodman shall, upon request of Z&Z and Trist, use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Z&Z and Trist in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the 14c Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof.

7. CONDITIONS PRECEDENT.

7.1 Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each Party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

7.1.1 No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

7.1.2 Directors and Officers Liability Insurance.  Trist shall have obtained a directors and officers liability insurance policy covering its officers and directors providing at least $5 million of coverage.

7.1.3 Voting Agreement.  The Z&Z Stockholders, Europa and Woodman shall have executed and delivered the Voting Agreement by and among them, in the form attached hereto as Exhibit I.

7.2 Conditions to Obligations of Trist.  The obligations of Trist to effect the Merger are further subject to the following conditions:

7.2.1 Representations and Warranties.  The representations and warranties of Z&Z set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

7.2.2 Performance of Obligations of Z&Z.  Z&Z shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

7.2.3 No Material Adverse Effect.  Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Z&Z.

7.2.4 Consents, etc.  Trist shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

7.2.5 Stockholder Approval.  The Z&Z Stockholders’ Approval shall have been obtained by a vote of holders at least 90% of the issued and outstanding Z&Z Common Stock.

7.2.6 No Dissenters.  No Z&Z Stockholders shall have dissented to the Merger or be entitled to exercise dissenters’ rights in connection with the Merger.

7.2.7 No Litigation.  There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

7.2.8 Reserved.

7.2.9 Audited Financial Statements.  Z&Z shall have delivered final approval of the Z&Z Financial Statements from its auditors.

7.2.10 D&O Information.  Z&Z and Woodman shall have caused the director nominees to deliver the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Trist.

7.2.11 Capital Raise.  A signed purchase agreement shall have been received to purchase senior convertible promissory notes and warrants to purchase shares of Trist Common Stock, in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder and otherwise pursuant to the terms outlined on Exhibit A-1 (“Capital Raise”), representing gross proceeds of not less than $1,500,000, with such gross proceeds having been fully funded into an escrow account established for the Capital Raise the release of which to Trist is conditioned only upon the Closing of the Merger and subject to the conditions of Section 6.11 hereof, and Trist’s acceptance of such agreement simultaneous to or after the Closing.  The Securities Purchase Agreement executed and delivered in connection with the Capital Raise shall be substantially in the form attached hereto as Exhibit A-2 (the “Securities Purchase Agreement”), and all other agreements, documents and instruments contemplated by the Securities Purchase Agreement shall have been executed and delivered, as provided therein.

7.2.12 Legal Opinion.  Trist shall have received the legal opinion of counsel to Z&Z, in substantially the form of Exhibit F hereto.

7.2.13 Officer’s Certificate.  Trist shall have received an officer’s certificate, substantially in the form of Exhibit D, duly executed on Z&Z’s behalf.

7.2.14 Secretary’s Certificate.  Trist shall have received a Secretary’s certificate, substantially in the form of Exhibit E, duly executed on Z&Z’s behalf.

7.3 Conditions to Obligation of Z&Z.  The obligation of Z&Z to effect the Merger is further subject to the following conditions:

7.3.1 Representations and Warranties.  The representations and warranties of Trist set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, unless made as of another date, in which case they shall be true and correct in all material respects as of such date.

7.3.2 Due Diligence Items.  Trist shall have provided to Z&Z copies of all agreements and documents requested by Z&Z before the Closing, including, without limitation, copies of material agreements previously filed as exhibits to reports and documents filed with, or furnished to, the SEC and satisfactory evidence of termination of all such material agreements filed with, or furnished to, the SEC.

7.3.3 Performance of Obligations of Trist.  Trist shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

7.3.4 No Material Adverse Effect.  Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Trist.

7.3.5 Consents, etc.  Z&Z shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

7.3.6 No Litigation.  There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success) challenging or seeking to restrain or prohibit the consummation of the Merger.

7.3.7 Resignations.  Trist shall deliver to Z&Z the Resignations, as required by Section 6.1.

7.3.8 Capital Raise.  A signed purchase agreement shall have been received to purchase senior convertible promissory notes and warrants to purchase shares of Trist Common Stock in the Capital Raise, representing gross proceeds of not less than $1,500,000, with such gross proceeds having been fully funded into an escrow account established for the Capital Raise the release of which to Trist is conditioned only upon the Closing of the Merger and subject to the conditions of Section 6.11 hereof, and Trist’s acceptance of such agreement simultaneous to or after the Closing.  The Securities Purchase Agreement and all other agreements, documents and instruments contemplated by the Securities Purchase Agreement shall have been executed and delivered, as provided therein

7.3.9 Trist Reorganization.  The Trist Reorganization shall have been consummated pursuant to the terms outlined on Exhibit B-1 hereto.

7.3.10 Officer’s Certificate.  Z&Z shall have received an officer’s certificate, substantially in the form of Exhibit G, duly executed on Trist’s behalf.

7.3.11 Secretary’s Certificate.  Z&Z shall have received a Secretary’s certificate, substantially in the form of Exhibit H, duly executed on Trist’s behalf.

8. TERMINATION.

8.1 Termination.  This Agreement may be terminated and abandoned at any time prior to the Effective Time:

8.1.1 by mutual written consent of Trist and Z&Z;

8.1.2 by either Trist or Z&Z if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

8.1.3 by either Trist or Z&Z if the Merger shall not have been consummated on or before April 30, 2010 (other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

8.1.4 by Trist, if a Material Adverse Effect shall have occurred relative to Z&Z;

8.1.5 by Trist, if Z&Z materially breaches any of its representations and warranties contained in this Agreement or willfully fails to perform in any material respect any of its material obligations under this Agreement, which failure or breach is not cured within ten (10) days after Trist has notified Z&Z of its or their intent to terminate this Agreement pursuant to this Section 8.1.5;

8.1.6 by Trist, if the Z&Z Stockholders do not approve and adopt the Merger and the transactions contemplated by this Agreement under the DGCL;

8.1.7 by Z&Z, if a Material Adverse Effect shall have occurred relative to Trist; and

8.1.8 by Z&Z, if Trist materially breaches any of its representations and warranties contained in this Agreement or willfully fails to perform in any material respect any of its material obligations under this Agreement, in each case, which failure or breach is not cured within ten (10) days after Z&Z has notified Trist of its or their intent to terminate this Agreement pursuant to this Section 8.1.8.

8.2 Effect of Termination.  In the event of termination of this Agreement by either Z&Z or Trist as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Trist, Z&Z, KOM, Woodman or Europa (except as contemplated below), other than the provisions of Section 6.6.1, Section 8.3, Section 10 and this Section 8.2.  In the event the Closing has not occurred and this Agreement has been terminated pursuant to Section 8.1.2, 8.1.3, 8.1.4, 8.1.5, or 8.1.6, and Z&Z consummates a debt or equity financing (in one or a series of transactions), other than the Working Capital Round (as defined below), with aggregate gross proceeds equal to or exceeding $500,000 within six months following the termination of this Agreement, then notwithstanding the provisions of Section 6.11 and in lieu of any obligations of any party contained therein, Z&Z shall reimburse KOM, Woodman  and Trist, as applicable, for any actual costs and expenses (including but not limited to, the fees of attorneys, financial advisors, placement agents, brokerage or finder’s fees and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $150,000.00.  In the event that this Agreement is terminated pursuant to Section 8.1.7 or 8.1.8, then notwithstanding the provisions of Section 6.11 and in lieu of any obligations of any party contained therein, Woodman shall reimburse Z&Z for any actual costs and expenses (including but not limited to, the fees of attorneys, financial advisors, placement agents, brokerage or finder’s fees and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement in an aggregate amount not to exceed $50,000.00.  The Parties acknowledge and agree that the provisions of this Section 8.2 shall constitute the sole and exclusive remedy of the Parties with respect to any claims resulting from or arising out of the termination of this Agreement.  For purposes hereof, the “Working Capital Round” means Z&Z’s $750,000 private placement equity financing offering which was concluded prior to the date hereof.

8.3 Return of Documents.  In the event of termination of this Agreement for any reason, Trist and Z&Z will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement.  Trist and Z&Z will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

9. POST-CLOSING COVENANTS.

9.1 Z&Z acknowledges that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Trist would not enter into this Agreement.  The parties hereto acknowledge and agree that the failure by Trist or Z&Z to satisfy, perform and comply with the covenants set forth in this Section 9.1 (“Post-Closing Covenants”) following the Closing will have a material adverse effect on Trist, KOM, Woodman and Europa and the investment of the participants in the Capital Raise.  During the period beginning upon the Closing and ending on the first anniversary of the Closing, Z&Z agrees to satisfy, perform and comply with, and Z&Z agrees to cause Trist to satisfy, perform, and comply with, the following agreements and covenants:

9.1.1 Remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and remain quoted on, at a minimum, the OTC BB;

9.1.2  (i) Certify in writing to any person holding restricted shares of Trist Common Stock as of the date of this Agreement (or having obtained such shares in or by virtue of the Capital Raise) that Trist has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), (ii) if any certificate representing any restricted shares of Trist Common Stock is presented to Trist’s transfer agent for registration of transfer in connection with any sale theretofore made or to be made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Trist and its counsel that such transfer has complied with the requirements of Rule 144 or 145 (“Opinion”), as the case may be, and is not restricted by any applicable state securities law requirement, promptly instruct the Transfer Agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, and state securities law requirements, free of any stop transfer order or restrictive legend, and (iii) in the event Trist’s counsel is unwilling or unable to issue such Opinion, Trist hereby agrees to accept, and shall instruct its counsel to accept, an Opinion of Stubbs Alderton & Markiles, LLP or such other reasonable counsel selected by KOM or Woodman, and Trist and its counsel shall hereby authorize the transfer agent to accept the opinion of Stubbs Alderton & Markiles, LLP (or such other reasonable counsel selected by KOM or Woodman) for such purposes (“Transfer Agent Authorization”), which Transfer Agent Authorization shall be delivered to the transfer agent prior to Closing, or at such other time requested by KOM or Woodman, with a copy to KOM and Woodman;

9.1.3 Respond in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K.

9.1.4 Comply with the terms and conditions of the Voting Agreement.

9.1.5 Hold meetings of Trist’s board of directors at least once each fiscal quarter; and schedule regular meetings for the audit and compensation committee, with advance notice to all directors, and insure that such committee meetings are properly held as scheduled.

9.1.6 File within the statutory time limits any required filings or notifications with the SEC, FINRA and any other federal, state, foreign government or regulatory agency including any agency or organization with jurisdiction over any exchange on which Trist’s securities are listed or quoted.

9.1.7 Engage certified public accountants that are at all times registered with PCAOB and, in the event Trist’s certified public accountants resign or are terminated for any reason, Trist shall promptly engage a new certified public accountant registered with PCAOB.

9.1.8 Add independent directors, create audit, compensation and other committees, and comply with the provisions of the Sarbanes-Oxley Act of 2002, and take such other actions as required by applicable laws and regulations regarding corporate governance.

9.1.9 Adopt proper disclosure, insider trading and code of ethics policies to the extent required by law or applicable regulation.

9.1.10 Pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of Trist’s securities.

9.1.11 File all tax returns of any kind in a timely manner, and pay, when due, all tax obligations of any kind or nature.

9.1.12 Not later than thirty (30) days following the Closing, engage an investor relations firm reasonably acceptable to KOM and Woodman to provide customary services to Trist following the Closing at a cost of no more than $5,000 per month.

9.2 Other Provisions.  Notwithstanding anything contained herein to the contrary, the provisions of this Section 9 and of Section 6.11 shall survive (and not be affected in any respect by) the Closing.

10. SURVIVAL.

Except (i) as specifically set forth in provisions contained herein which contemplate the performance of any agreement or covenant by any party hereto after the Closing, (ii) with respect to the representations and warranties set forth in Sections 3 and 4 which, solely for purposes of the indemnification provisions of Section 6.11, shall survive for a period of six months, (iii) the obligations of all parties pursuant to Section 2.9, and (iv) the obligations of all parties pursuant to Section 6.11, which such obligations shall survive for a period of six months, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

11. GENERAL PROVISIONS.

11.1 Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

11.2 Extension; Waiver.  The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.  The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

11.3 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Z&Z, to:

Z&Z Medical Holdings, Inc.
14 Chantonnay
Laguna Niguel, CA 9677
Attn: Tom Gardner, Chief Executive Officer
Fax:

with a copy to (which shall not constitute notice):

Call & Jensen
610 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attn: Jon Jensen
Fax: (949) 717-3100

if to Trist or MergerCo, to:

Trist Holdings, Inc.
PO Box 4198
Newport Beach, CA 92661
Attn: Eric Stoppenhagen
Fax: (949) 258-5379

with a copy to (which shall not constitute notice):

Stubbs Alderton & Markiles, LLP
15260 Ventura Blvd., 20th Fl
Sherman Oaks, CA 91403
Attn: Greg Akselrud
Fax: (818) 444-6303

11.4 Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

11.5 Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  Except as expressly provided herein, and except for Woodman, Europa and KOM which will be deemed third party beneficiaries hereof, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

11.6 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11.7 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

11.8 Enforcement.  The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court sitting in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such courts would have subject matter jurisdiction with respect to such dispute and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

11.9 Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

11.10 Schedules and Exhibits.  The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

11.11 Counterparts.  This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

Z&Z MEDICAL HOLDINGS, INC.

By:                    /s/ TOM GARDNER
Name:           Tom Gardner
Title:           Chief Executive Officer

TRIST HOLDINGS, INC.

By:                    /s/ ERIC STOPPENHAGEN
Name:           Eric Stoppenhagen
Title:           Interim President

Z&Z MERGER CORPORATION

By:                      /s/ ERIC STOPPENHAGEN
Name:           Eric Stoppenhagen
Title:           President

ACKNOWLEDGED AND AGREED
WITH RESPECT TO OBLIGATIONS
UNDER SECTIONS 6.1, 6.11, 6.15 AND 8.2 HEREOF:

WOODMAN MANAGEMENT CORPORATION

By: _____/s/ DAVID WEINER________________________
           Name:           David Weiner
Title:           President

[Signature page continues]

ACKNOWLEDGED AND AGREED
WITH RESPECT TO OBLIGATIONS
UNDER SECTIONS 6.11 AND 6.15 HEREOF:

EUROPA INTERNATIONAL, INC.

By: _______/s/ FRED KNOLL______________________
           Name:           Fred Knoll
Title:           Managing Director

S-1

INDEX OF SCHEDULES AND EXHIBITS

Schedules:

Z&Z Disclosure Schedule

Trist Disclosure Schedule

Exhibits:

Exhibit A-1:                      Capital Raise Terms

Exhibit A-2:                      Form of Securities Purchase Agreement

Exhibit B-1:                      Trist Reorganization Terms

Exhibit B-2:                      Form of Certificate of Designations

Exhibit B-3:                      Trist Reorganization Capital Structure

Exhibit C:                      Form of Certificate of Merger

Exhibit D:                      Form of Z&Z Officer’s Certificate

Exhibit E:                      Form of Z&Z Secretary’s Certificate

Exhibit F:                      Form of Opinion of Z&Z Counsel

Exhibit G:                      Form of Trist Officer’s Certificate

Exhibit H:                      Form of Trist Secretary’s Certificate

Exhibit I:                      Voting Agreement

Exhibit J:                      Certificate of Incorporation of Surviving Corporation

Exhibit K:                      Post-Closing Trist Capital Structure

EXHIBIT A-1

Capital Raise Terms

a.
In connection with the Closing of the Merger, Trist will consummate the Capital Raise, consisting of a private placement of its Senior Convertible Notes (as defined herein) to be sold to KOM and Woodman (or their affiliates or assigns) with gross proceeds of $1,500,000.  The proceeds of the Capital Raise, subject to offset as described in Section 6.11 of the Agreement (as adjusted, the “Escrow Amount”), shall be paid into an escrow account maintained by an escrow agent mutually agreed upon by Woodman and Z&Z prior to the Closing, subject to an escrow agreement to be negotiated among the parties. The “Senior Convertible Notes” will (i) be secured on a senior first priority basis by all of the assets of Trist and Z&Z, (ii) initially be convertible at the election of the holders thereof into a number of shares of Trist Common Stock (the “KOM Convertible Shares”) such that the KOM Convertible Shares will initially represent at the Closing of the Capital Raise, in the aggregate, 10.5% of the outstanding capital stock, on a fully-diluted, as-converted basis, of Trist, (iii) accrue interest at a rate of 2.5% per year, compounded annually, payable in cash or Trist Common Stock, at the election of the holder thereof, on the earlier of the date that the applicable Senior Convertible Notes are converted and the Maturity Date, and (iv) otherwise mature on the fourth anniversary of the closing of the Capital Raise (if not converted earlier) (the “Maturity Date”).  In connection with the Capital Raise, the purchasers will also receive warrants to purchase a number of shares of Trist Common Stock equal to 50% of the amount of shares initially issuable upon conversion of the Senior Convertible Notes, with an exercise price equal to the conversion price.

b.
The Capital Raise transaction documents will provide that KOM and Woodman, or their assignees will provide additional debt financing to Trist following the closing of the Capital Raise, on the following terms and conditions:

i.
If, during the twelve (12) month period following the closing of the Capital Raise, Z&Z obtains (A) a favorable ruling, determination or other correspondence from the United States Patent and Trademark Office (or any foreign equivalent) with respect to any of its existing patent applications,  and (B) a favorable “freedom to operate” legal opinion from a law firm reasonably acceptable to Woodman, and (C) a favorable result from its next phase of animal testing (collectively, the “Favorable Determination Milestones”), in each case, all as determined in the sole discretion of Woodman, then, following the completion of all of the Favorable Determination Milestones, Trist will have the right, but not the obligation, to cause Woodman to provide additional debt financing to Trist on the same terms and conditions as the Capital Raise (excluding any warrant coverage), in an amount equal to $1,500,000  (the “Additional Funding Amount”) to be paid following Woodman’s written confirmation of its acceptance of all of the Favorable Determination Milestones.  Within thirty (30) days following the completion of all of the proposed Favorable Determination Milestones, Trist will have the right to request in writing (the “Favorable Milestone Notice”) the Additional Funding Amount.  If Woodman determines, in its sole discretion, that all of the Favorable Determination Milestones have been achieved, then Woodman (or its affiliates/assigns) will fund the Additional Funding Amount within sixty (60) days after the receipt of the Favorable Milestone Notice. For clarity, if Woodman determines, in its sole discretion, that all of the Favorable Determination Milestones have not been achieved, then Woodman will provide notice thereof and will thereafter have no obligation to fund the Additional Funding Amount.

ii.
If, for the twelve (12) month period following the closing of the Capital Raise, Z&Z fails to obtain all of the Favorable Determination Milestones (whether directly or as a result of the determinations of Woodman that all of such Favorable Determination Milestones have not been achieved), then the rights of Trist set forth in Section b.i. above shall expire, provided, however, that Woodman (or its affiliates/assigns) shall have the right, but not the obligation, during the two (2) month period following the twelve (12) month anniversary of the closing of the Capital Raise, to cause Trist to accept additional debt financing on the same terms and conditions as the Capital Raise (excluding any warrant coverage, and except that the valuation of Z&Z and Trist in such additional debt financing shall be 1.25 times the valuation of Z&Z and Trist at the closing of the Capital Raise), in an amount up to the Additional Funding Amount.  The parties shall use their commercially reasonable efforts to consummate such additional debt financing within sixty (60) days following the delivery by Woodman of notice of its desire to provide such financing.

c.
The Senior Convertible Notes (and related warrants), and any and all additional notes to be issued as contemplated hereunder, will contain customary anti-dilution and registration rights to be negotiated by the parties.  The Capital Raise transaction documents will include, at a minimum, a Securities Purchase Agreement, Promissory Note, an accompanying Security Agreement, Warrant, and Registration Rights Agreement.

d.
For the avoidance of doubt, no portion of the provisions of Section b. above shall in any way limit the ability of Trist to seek and obtain, subject to the provisions of the Capital Raise transaction documents, additional debt or equity financing following the closing of the Capital Raise from parties other than Woodman.

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EXHIBIT A-2

Form of Securities Purchase Agreement

To be agreed among the parties prior to the Closing.

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EXHIBIT B-1

Trist Reorganization Terms

The terms of the Trist Reorganization shall be:

(i)
All outstanding liabilities of Trist to Europa and Woodman as disclosed in Trist’s public filings (the “Outstanding Debt”) shall be designated to be repaid in part pursuant to Section 6.11 of the Agreement and the remainder of the Outstanding Debt shall be converted into 21,674,067 shares of Trist Common Stock.

(ii)	Trist shall file a Certificate of Designations to its Certificate of Incorporation to designate the Trist Super-Voting Common Stock in the form attached hereto as Exhibit B-2 to the Agreement.
(iii)	If approved by Z&Z and Trist, Trist shall complete a short form merger solely to change Trist’s corporate name to “Atherocare, Inc.” or such other name as shall be approved by Z&Z and Trist.

The capital structure of Trist resulting from the consummation of the Trist Reorganization (but not taking into account the Merger or the Capital Raise) is reflected on Exhibit B-3 to the Agreement.

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EXHIBIT B-2

Form of Certificate of Designations

To be agreed among the parties prior to the Closing.

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EXHIBIT B-3

Trist Reorganization Capital Structure

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EXHIBIT C

Form of Certificate of Merger

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EXHIBIT D

Form of Z&Z Officer’s Certificate

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EXHIBIT E

Form of Z&Z Secretary’s Certificate

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EXHIBIT F

Form of Opinion of Z&Z Counsel

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EXHIBIT G

Form of Trist Officer’s Certificate

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EXHIBIT H

Form of Trist Secretary’s Certificate

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EXHIBIT I

Voting Agreement

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EXHIBIT J

Certificate of Incorporation of Surviving Corporation

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EXHIBIT K

Post-Closing Trist Capital Structure